As filed with the Securities and Exchange Commission on May 22, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Broadridge Financial Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-1151291
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Journal Square Plaza

Jersey City, NJ 07306

(201) 714-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Adam D. Amsterdam

Vice President, General Counsel and Secretary

Broadridge Financial Solutions, Inc.

2 Journal Square Plaza

Jersey City, NJ 07306

(201) 714-3000

(Name, address, including zip code, and telephone number, including area code, or agent for service)

Copies to:

Richard S. Borisoff, Esq.

Raphael M. Russo, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	$(1)	$(1)	$(1)

(1)	Pursuant to Form S-3 General Instruction II.E. information is not required to be included. An indeterminate aggregate initial offering price of debt securities of Broadridge Financial Solutions, Inc. is being registered as may from time to time be offered at currently indeterminable prices. The proposed maximum initial offering prices per unit will be determined, from time to time, by Broadridge Financial Solutions, Inc. in connection with the issuance by Broadridge Financial Solutions, Inc. of the securities registered under this registration statement. If any debt securities are issued at an original issue discount, then the amount registered shall include the principal or liquidation amount of such securities measured by the initial offering price thereof. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Broadridge Financial Solutions, Inc. hereby defers payment of the registration fee required in connection with this registration statement.

PROSPECTUS

Debt Securities

This prospectus contains a general description of certain material terms of the debt securities which we may offer for sale from time to time. The debt securities may be offered in one or more different series, each of which will have terms and conditions distinct from the terms and conditions of each other series of debt securities offered pursuant to this prospectus. The specific terms and conditions of the debt securities to be offered from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when we make an offering of such debt securities. A supplement may also contain other important information concerning Broadridge Financial Solutions, Inc., the debt securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. Read this prospectus and any supplement carefully before you invest.

The securities will be issued by Broadridge Financial Solutions, Inc. See “Description of Debt Securities.”

The common stock of Broadridge Financial Solutions, Inc. is listed on the New York Stock Exchange under the trading symbol “BR.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2007.

i

ABOUT THIS PROSPECTUS

References in this prospectus to “Broadridge,” “our company,” “we,” “us” and “our” are to Broadridge Financial Solutions, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell debt securities from time to time in one or more series in one or more offerings. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement. The securities sold may be denominated in U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus may be modified or superseded by any statement made by us in a prospectus supplement, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”

You should read both this prospectus and any prospectus supplement together with additional information described under the captions “Where You Can Find More Information” and “Incorporation By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Broadridge, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Broadridge since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

We have made various forward-looking statements in this prospectus and the documents incorporated in this prospectus by reference. Examples of such forward-looking statements include:

•	statements of our plans, intentions, expectations, objectives or goals, including those relating to the establishment of our new brand, our strategy and our competitive environment;

•	statements estimating the expected costs and other effects of being a recently formed separate public company;

•	statements about our future economic performance, the performance of financial markets, interest rate variations and economic and political conditions; and

•	statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Such factors, some of which are discussed under “Risk Factors” in this prospectus and will be discussed in prospectus supplements, include, but are not limited to:

•	risks relating to our business;

•	changes in the regulatory environment;

•	risks relating to the financial services industry;

•	our cost structure and capital structure as a stand-alone company, including our ratings and indebtedness;

•	our ability to establish our new brand; and

•	the impact of our recent separation from Automatic Data Processing, Inc. (“ADP”), our former parent company, on clients, employees and other aspects of our business.

We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

THE COMPANY

We are a leading global provider of investor communication solutions, securities processing solutions, and clearing and outsourcing solutions to the financial services industry. We offer advanced, integrated systems and services that are dependable, scalable and cost-efficient. Our systems help reduce the need for clients to make significant capital investments in operations infrastructure, thereby allowing them to increase their focus on core business activities. Our operations are classified into three business segments:

Investor Communication Solutions

A large portion of our Investor Communication Solutions business involves the processing and distribution of proxy materials to investors in equity securities and mutual funds, as well as the facilitation of related vote processing. ProxyEdge®, our innovative electronic proxy delivery and voting solution for institutional investors, helps ensure the participation of many companies’ largest stockholders. We provide regulatory reporting, tax reporting and corporate actions/reorganization processing solutions that help our clients meet their regulatory compliance needs. We also provide financial information distribution and transaction reporting services to both financial institutions and securities issuers. These services include the processing and distribution of account statements and trade confirmations, traditional and personalized document fulfillment and content management services, and imaging, archival and workflow solutions that enable and enhance our clients’ communications with investors. All of these services are delivered through physical and electronic means.

Securities Processing Solutions

We offer a suite of advanced, computerized, real-time transaction processing services that automate the securities transaction lifecycle, from desktop productivity tools and portfolio management to order capture and execution, trade confirmation, settlement and accounting. Our services help financial institutions efficiently and cost-effectively consolidate their books and records, focus on their core businesses and manage risk. With multi-currency capabilities, our Global Processing Solution supports real-time global trading of equity, option, mutual fund and fixed income securities in established and emerging markets.

Clearing and Outsourcing Solutions

Securities clearing and settlement describes the process of matching, recording and processing transaction instructions and then exchanging payment between counterparties. Our securities clearing services enable clients to utilize our broker-dealer business to finance inventory and margin balances. Our operations outsourcing solutions allow brokers of all sizes to outsource the administrative functions of trade processing to us, from order entry to trade matching and settlement, while maintaining their ability to finance and capitalize their business.

We have a 44-year history of providing innovative solutions to the financial services industry and publicly held companies. Until recently, we were the Brokerage Services Business and a wholly-owned subsidiary of ADP. On March 30, 2007, ADP completed its spin-off of our company by distributing all of our shares of common stock on a pro rata basis to its stockholders.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our registration statement on Form 10, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt and the financing of possible acquisitions and investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the fiscal years in the five year period ended June 30, 2006 and for the nine months ended March 31, 2007.

	Year Ended					Nine Months Ended
	June 30, 2002	June 30, 2003	June 30, 2004	June 30, 2005	June 30, 2006	March 31, 2007
Ratio of earnings to fixed charges	16.5x	11.5x	13.2x	14.0x	14.2x	15.7x

We have calculated our ratio of earnings to fixed charges by dividing earnings by fixed charges. For the purpose of computing the above ratios of earnings to fixed charges, earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges (excluding capitalized interest) that were charged against income, amortization of capitalized interest and distributions from equity investees. Fixed charges consist of interest expense, capitalized interest and the portion of rental expense (net of rental income from subleased properties) that is considered to be representative of the interest factors in the leases.

DESCRIPTION OF DEBT SECURITIES

References to “Broadridge” in this section of this prospectus are, unless the context otherwise indicates, only to Broadridge Financial Solutions, Inc. and not to any of its subsidiaries.

The debt securities will be direct obligations of Broadridge and will rank equally and ratably in right of payment with other indebtedness of Broadridge that is not subordinated. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.

The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to and are qualified in their entirety by reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this description of debt securities by reference.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by or pursuant to a resolution of our managing directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:

•	the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued,

•	the title of the series of the debt securities,

•	any limit on the aggregate principal amount of the debt securities,

•	the issue date,

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whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities,

•	the date or dates on which we will pay the principal,

•	the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates,

•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any record date for the interest payable on any interest payment date,

•	the place or places where principal of and any premium and interest on the debt securities of the series will be payable,

•	any optional redemption provisions and any change of control provisions,

•	any events of default in addition to those provided in the indenture,

•	any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations, and

•	any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.

The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee initially will be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.

Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.

Certain Covenants

The indenture governing the terms of the debt securities will contain the following principal covenants:

Limitation on Liens

Broadridge will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Broadridge, any Significant Subsidiary or any other person without securing the debt securities of each series equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:

•	liens existing on the date of the creation of the debt securities of such series;

•

liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

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liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

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liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Broadridge’s board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

•	liens on property incurred in permitted sale and leaseback transactions;

•	liens in favor of only Broadridge or one or more subsidiaries granted by Broadridge or a subsidiary to secure any obligations owed to Broadridge or a subsidiary of Broadridge;

•

liens on assets of any subsidiary of Broadridge registered as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

•	liens in favor of the trustee granted in accordance with the indenture; and

•

liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “—Limitation on Sale and Leaseback Transactions” below, do not exceed the greater of (i) 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien and (ii) $50 million.

Limitation on Sale and Leaseback Transactions

Broadridge will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Broadridge or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Broadridge or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Broadridge or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities of any series) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Liens” above include:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	leases between only Broadridge and a subsidiary of Broadridge or only between subsidiaries of Broadridge;

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leases where the proceeds are at least equal to the fair market value (as determined by Broadridge’s board of directors) of the property and Broadridge applies within 180 days after the sale of an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to the retirement of long-term secured indebtedness; and

•

leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets

Broadridge may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

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(1) Broadridge is the surviving or continuing corporation or transferee or (2) the successor entity, if other than Broadridge, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Broadridge’s obligations under the debt securities of all series and the indenture;

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immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•

if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Broadridge would become subject to any lien which would not be permitted by the asset lien restriction described above without equally and ratably securing the debt securities of each series, Broadridge or such successor person, as the case may be, will take the steps as are necessary to secure effectively the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Broadridge must deliver to the trustee an officers’ certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Broadridge under the indenture and, subject to the terms of the indenture, Broadridge will be released from the obligation to pay principal and interest on the debt securities and all obligations under the indenture.

Events of Default

Each of the following is an “event of default” under the indenture with respect to the debt securities of any series:

(1) a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;

(2) a default in the payment of interest on the debt securities of such series when due, continued for 30 days;

(3) certain events of bankruptcy, insolvency or reorganization involving Broadridge;

(4) a default in the performance, or breach, of Broadridge’s obligations under the “—Limitation on Consolidation, Merger and Sale of Assets” covenant described above;

(5) a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 60 days after a Notice of Default (as defined below) is given to Broadridge; and

(6) (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Broadridge (other than indebtedness of Broadridge owing to any of its subsidiaries) outstanding in an amount in excess of $75 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Broadridge (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $75 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.

No event of default with respect to a single series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities.

A default under clause (5) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series notify Broadridge of the default and Broadridge does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

Broadridge shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Broadridge is taking or proposes to take with respect thereto.

If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Broadridge) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to Broadridge in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Broadridge shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)	such holder has previously given to the trustee written notice of a continuing event of default,

(b)	the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

(c)	the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.

The indenture requires Broadridge to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Broadridge is required to deliver to the trustee a statement specifying such default or event of default.

Definitions

The indenture contains the following defined terms:

“Consolidated Net Tangible Assets” means, as of the time of determination, the aggregate amount of the assets of Broadridge and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Broadridge in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Broadridge) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.

“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the indenture.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.

“incur” means issue, assume, guarantee or otherwise become liable for.

“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Broadridge or any direct or indirect subsidiaries of Broadridge, as to which the obligee with respect to such indebtedness or obligation has no recourse to Broadridge or any direct or indirect subsidiary of Broadridge or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act;

“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Modification and Waiver

Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). Broadridge and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:

•	to evidence the succession of another person to Broadridge and the assumption by any such successor of the covenants of Broadridge under the indenture and the debt securities;

•	to add to the covenants of Broadridge for the benefit of holders of the debt securities or to surrender any right or power conferred upon Broadridge;

•	to add any additional events of default for the benefit of holders of the debt securities;

•

to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the interests of the holders of such debt securities are not adversely affected in any material respect;

•	to make any other change that would not adversely affect the holders of the debt securities of such series;

•

to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 (the “Act”); and

•	to conform the indenture to this Description of Debt Securities.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

•	reduce the rate of or extend the time of payment for interest on any debt securities;

•	reduce the principal amount or extend the stated maturity of any debt securities;

•	reduce the redemption price of any note or add redemption provisions to the debt securities;

•	make any debt securities payable in money other than that stated in the indenture or the debt securities;

•	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•	make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities.

The holders of at least a majority in principal amount of the outstanding debt securities may waive compliance by Broadridge with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.

Defeasance

Broadridge at any time may terminate all its obligations with respect to the debt securities of any series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. Broadridge at any time may also terminate its obligations with respect to the debt securities of any series under the covenants described under “—Certain Covenants—Limitation on Liens,” “— Certain Covenants—Limitation on Sale and Leaseback Transactions,” and under clause (5) under “—Events of Default” which termination is referred to in this prospectus as “covenant defeasance.” Broadridge may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.

If Broadridge exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If Broadridge exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (5) and (6) under “—Events of Default.”

The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:

(a)	Broadridge irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity,

(b)	no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit,

(c)	in the case of the legal defeasance option, Broadridge delivers to the trustee an opinion of counsel stating that:

(1)	Broadridge has received from the IRS a ruling, or

(2)	since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)	in the case of the covenant defeasance option, Broadridge delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(e)	Broadridge delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of any series have been complied with as required by the indenture.

Discharge

When (i) Broadridge delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Broadridge irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case Broadridge pays all other sums related to the debt securities of such series payable under the indenture by Broadridge, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of Broadridge accompanied by an officers’ certificate and an opinion of counsel of Broadridge.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the debt securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular debt securities will set forth the terms and conditions of the securities, including the public offering or purchase price and the proceeds to Broadridge from the sale, the expenses of the offering, the securities exchanges, if any, on which the debt securities will be listed and the other terms and conditions listed below.

If we use agents who we designate to solicit or receive offers to purchase the debt securities:

•

We will name any agent involved in offering or selling debt securities, and disclose any compensation (including discounts and commissions) that we will pay to the agent and commissions from purchasers of debt securities for whom such agent acts as an agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the debt securities that they offer or sell.

If we use an underwriter or underwriters in the offer or sale of our debt securities:

•	We will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the debt securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including all the compensation the underwriters and dealers will receive (including discounts and commissions and compensation from purchasers of debt securities for whom such underwriters or dealers act as agent), in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the debt securities.

•

Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

If we use a dealer to sell the debt securities:

•	We, as principal, will sell the debt securities to the dealer.

•	The dealer will then sell the debt securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

•

We will include the name of the dealer and the terms of our transactions with the dealer, including all the compensation (including discounts and commissions) the dealer will receive, in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may indemnify agents, underwriters, dealers and remarketing firms and their controlling persons against certain liabilities, including liabilities under the Securities Act. Such agents, underwriters, dealers, remarketing firms and their controlling persons may also be entitled to contribution with respect to payments they may be required to make in respect of those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the debt securities at the public offering price under contracts providing for payment and delivery on a future date.

•

If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

•	Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by us for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Any underwriter may from time to time make loans to us and our subsidiaries or affiliates and may perform other services for us and our subsidiaries or affiliates in the normal course of their business, including investment banking, commercial banking and other financial services, for which they may receive customary compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass upon legal matters relating to the validity of the securities offered in this prospectus for us.

EXPERTS

The combined financial statements and related financial statement schedule, incorporated in this prospectus by reference from Broadridge’s Form-10 as of June 30, 2006 and 2005 and for the years ended June 30, 2006, 2005 and 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and the preparation of the financial statements on a basis other than as if the Company had been operated as an unaffiliated company), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.

We maintain an Internet site at www.broadridge.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference in this prospectus (except for any information included in such documents under Item 2.02 and Item 7.01 pursuant to Regulation FD, which shall not be deemed “filed” for any purpose):

•	our registration statement on Form 10 filed on December 19, 2006, as amended;

•	our current reports on Form 8-K filed on March 21, 2007 (except for information included therein under Item 7.01), April 2, 2007 and April 13, 2007; and

•	our quarterly report on Form 10-Q filed on May 15, 2007.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the registration statement of which this prospectus is a part ceases to be effective shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.broadridge.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address: Broadridge Financial Solutions, Inc., 2 Journal Square Plaza, Jersey City, NJ 07306, Attention: Investor Relations (telephone: 201-714-3000).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered hereby, other than underwriting fees and commissions (which will be described in the applicable prospectus supplement). All the amounts shown are estimates. All of these expenses are being borne by Broadridge.

SEC Registration Fee	$	*
Accounting Fees and Expenses**		75,000
Legal Fees and Expenses**		300,000
Printing and Engraving Expenses**		40,000
Trustee Fees and Expense**		6,500
Miscellaneous Fees and Expenses**		28,500

Total***		$450,000

*	Deferred in accordance with Rule 456(b) and Rule 457(r).
**	Estimated. Actual amounts to be determined from time to time. As the amount of debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined at this time.
***	Based on estimated amounts and excludes SEC registration fees, which are deferred in accordance with Rule 456(b) and Rule 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred, including liabilities under the Securities Act, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case of proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the Delaware General Corporation Law). Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (i) breaches of the duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends, stock purchases or redemptions or (iv) transactions from which a director derives an improper personal benefit. Our certificate of incorporation contains such a provision.

Broadridge’s certificate of incorporation and by-laws provide that it will indemnify each director and officer against all claims and expenses resulting from the fact that such person was a director, officer, agent or employee of Broadridge. A claimant is eligible for indemnification if the claimant (i) acted in good faith and in a manner that, in the claimant’s reasonable belief, was in or not opposed to the best interests of the registrant or (ii) in the case of a criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. This determination will be made by Broadridge’s disinterested directors, Broadridge’s stockholders or independent counsel pursuant to the terms of Broadridge’s amended by-laws.

Section 145 of the Delaware General Corporation Law authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. Broadridge has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity, including claims brought under the Securities Act.

In connection with any underwritten offering of securities under this registration statement, Broadridge expects that the terms of the underwriting agreement for such offering will provide that the underwriters are obligated, under certain circumstances, to indemnify Broadridge’s directors, officers and controlling persons, as applicable, against certain liabilities, including liabilities under the Securities Act.

ITEM 16.	EXHIBITS.

Exhibit No.	Description
1.1*	Form of underwriting agreement for debt securities.

4.1	Form of indenture relating to senior debt securities between Broadridge Financial Solutions, Inc. and U.S. Bank National Association, as Trustee.

4.2*	Form of debt security.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges of Broadridge.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

25.1	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to Broadridge.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the Registration Statement.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Broadridge Financial Solutions, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on May 22, 2007.

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/S/ RICHARD J. DALY
Name:	Richard J. Daly
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the following capacities and on the date indicated.

Signatures	Title	Date

/S/ ARTHUR F. WEINBACH Arthur F. Weinbach	Executive Chairman and Chairman of the Board of Directors	May 22, 2007

/S/ RICHARD J. DALY Richard J. Daly	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2007

/S/ DAN SHELDON Dan Sheldon	Vice President, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	May 22, 2007

/S/ LESLIE A. BRUN Leslie A. Brun	Director	May 22, 2007

/S/ RICHARD J. HAVILAND Richard J. Haviland	Director	May 22, 2007

/S/ ALEXANDRA LEBENTHAL Alexandra Lebenthal	Director	May 14, 2007

/S/ STUART R. LEVINE Stuart R. Levine	Director	May 16, 2007

/S/ THOMAS E. MCINERNEY Thomas E. McInerney	Director	May 15, 2007

/S/ ALAN J. WEBER Alan J. Weber	Director	May 22, 2007

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting agreement for debt securities.

4.1	Form of indenture relating to senior debt securities between Broadridge Financial Solutions, Inc. and U.S. Bank National Association, as Trustee.

4.2*	Form of debt security.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

12.1	Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges of Broadridge.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in exhibit 5.1).

25.1	Statement of eligibility and qualification on Form T-l of U.S. Bank National Association with respect to Broadridge.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the Registration Statement.